                                                                    EXHIBIT 4.10
______________________________________________________________________________
______________________________________________________________________________



                          P.D. Gram & Co. ans, Manager


                 Barber Ship Management A.S., Technical Adviser


                      CalPetro Tankers (Bahamas I) Limited



                  ___________________________________________

                      Management and Remarketing Agreement

                  ___________________________________________



______________________________________________________________________________
______________________________________________________________________________

                                  Table Of Contents

                                                                                        Page
                                      ARTICLE I

                                     DEFINITIONS
                                     ARTICLE II

                       ADMINISTRATIVE MANAGEMENT OF THE OWNER

Section 2.01    Appointment of Manager as Manager of Administrative Obligations
                of Owner.................................................................  1
Section 2.02    Administrative Responsibilities of Manager...............................  2

                                     ARTICLE III

                       ADMINISTRATIVE MANAGEMENT OF THE VESSEL

Section 3.01    Appointment of Manager as Manager of the Vessel..........................  2
Section 3.02    Responsibilities of the Manager..........................................  2
Section 3.03    Manager to Act as Attorney-in-Fact of Owner..............................  3
Section 3.04    Manager to Act as Owner's Remarketing Agent..............................  4
Section 3.05    Manager's Remarketing Obligations........................................  4
Section 3.06    Manager's Activities on Behalf of Owner

                                     ARTICLE IV

                            TECHNICAL ADVISER OBLIGATIONS

Section 4.01    Appointment of Technical Adviser.........................................  5
Section 4.02    Responsibilities of the Technical Adviser Prior to Termination of
                Initial Charter..........................................................  5

                                      ARTICLE V

                            GENERAL PROVISIONS REGARDING
                        THE MANAGER AND THE TECHNICAL ADVISER

Section 5.01    No Duties Except As Specified in Agreement or Instructions...............  6
Section 5.02    Resignation of Manager...................................................  7
Section 5.03    Resignation of Technical Adviser.........................................  7
Section 5.04    Indemnification..........................................................  7
Section 5.05    Compensation.............................................................  8

                                     ARTICLE VI

                              MISCELLANEOUS PROVISIONS
Section 6.01    Amendment................................................................  9
Section 6.02    Severability.............................................................  9
Section 6.03    Notices..................................................................  9
Section 6.04    Captions.................................................................  9
Section 6.05    Governing Law............................................................  9
Section 6.06    No Demise................................................................  9
Section 6.07    No Partnership...........................................................  9
Section 6.08    Counterparts.............................................................  9
Section 6.09    Survival................................................................. 10
Section 6.10    Integration.............................................................. 10
Section 6.11    Reproduction of Documents................................................ 10
Section 6.12    General Interpretive Principles.......................................... 10

          This Management and Remarketing Agreement, dated as of ____________ 1, 1995 (the "Agreement"), among CalPetro Tankers (Bahamas I) Limited, a company organized under the laws of The Commonwealth of the Bahamas (the "Owner"), P.D. Gram & Co. ans, a company organized under the laws of the Kingdom of Norway (the "Manager") and Barber Ship Management A.S., a company organized under the laws of the Kingdom of Norway (the "Technical Adviser").

                             PRELIMINARY STATEMENT

          Concurrently herewith, the Owner is purchasing the m.t. ___________ (the "Vessel") pursuant to the Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof, between the Owner and Chevron Transport Corporation (the "Initial Charterer"). The Owner is obtaining loans (the "Loans") to finance its acquisition of the Vessel from California Petroleum Transport Corporation (the "Lender"). As security for the Loans, the Owner is, inter alia, granting to the Lender a mortgage on the Vessel (the "Mortgage") and an assignment of this Agreement. The Vessel will be bareboat chartered to the Initial Charterer pursuant to a Bareboat Charter (the "Initial Charter"), dated as of the date hereof, between the Owner and the Initial Charterer. The Owner desires to engage the Manager to provide management services for the Vessel and the Owner and the Technical Adviser to provide technical advice with respect to the Vessel.

          The Manager and the Technical Adviser are willing to provide such services as to the Owner pursuant to this Agreement upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Owner, the Manager and the Technical Adviser hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          Capitalized terms used in this Agreement shall have the meanings assigned to such terms in Schedule 1 to this Agreement, and the definitions of such terms shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II

                     ADMINISTRATIVE MANAGEMENT OF THE OWNER

          Section 2.01  Appointment of Manager as Manager of Administrative
                        ---------------------------------------------------
Obligations of Owner.  The Owner hereby appoints the Manager and the Manager
- --------------------
hereby accepts its appointment as manager of the administrative and corporate obligations of the Owner.

          Section 2.02  Administrative Responsibilities of Manager.  (a) The
                        ------------------------------------------
Manager hereby covenants and agrees with the Owner that the Manager shall or shall cause its designee to do the following:

          (i)    issue the shares of the Owner's capital stock;

          (ii)   maintain the register of shareholders;

          (iii) maintain the books and records and the company minutes of the Owner;

          (iv) call and hold the annual general meeting of the shareholders of the Owner;

          (v) prepare and file the annual financial statements and annual tax returns of the Owner, if required;

          (vi)   provide all office staff and accommodation of the Owner;

          (vii) prepare and submit invoices to the Owner or to the Owner's assignee for the cost and expense of (A) registering the Vessel in the name of the Owner under the laws of the Registration Jurisdiction, (B) recording the Mortgage under the laws of the Registration Jurisdiction, (C) maintaining the documentation of the Vessel under the laws of the Registration Jurisdiction, (D) the annual corporate fees of the Owner, (E) the annual fees of the officers and directors of the Owner, (F) the annual premiums for directors and officers liability insurance for the directors and officers of the Owner and (G) any other expenses properly incurred on behalf of the Owner.

          (b) The Owner hereby acknowledges that the Manager has designated BDO Binder to perform the administrative and corporate responsibilities set forth in
Section 2.02(a) hereof.

                                  ARTICLE III

                    ADMINISTRATIVE MANAGEMENT OF THE VESSEL

          Section 3.01  Appointment of Manager as Manager of the Vessel.  The
                        -----------------------------------------------
Owner hereby appoints the Manager and the Manager hereby accepts its appointment to act as administrative manager of the Vessel from and after the date hereof to the date the Vessel is disposed of by the Owner.

          Section 3.02  Responsibilities of the Manager.  From and after the
                        -------------------------------
Closing Date, the Manager hereby covenants and agrees with the Owner that:

          (a) From and after the Closing Date to the date the Initial Charterer terminates the Initial Charter pursuant to the provisions thereof (the "Termination Date"), the Manager shall monitor and enforce the performance by the Initial Charterer of its obligations under and pursuant to the Initial Charter. Thereafter, if the Owner enters into an Acceptable Replacement Charter or Substitute Charter, the Manager shall monitor and enforce the performance by any subsequent charterer (a "Subsequent Charterer") of its obligations under and pursuant to an Acceptable Replacement Charter or Substitute Charter. In no event shall the Manager be responsible for the costs and expenses incurred in connection with the enforcement of the Initial Charter, any Acceptable Replacement Charter or Substitute Charter.

          (b) The Manager shall review the insurance certificates provided by the Initial Charterer (or Subsequent Charterer) pursuant to the terms of the Initial Charter (or Acceptable Replacement Charter or Substitute Charter) to determine whether such certificates comply with the terms of the Initial Charter (or Acceptable Replacement Charter or Substitute Charter); provided, however, that in no event shall the Manager be liable for the placement of additional insurance on the Vessel or the payment or advancement of any premiums or calls.

          (c) The Manager shall handle and process any claims arising in connection with the insurances of the Vessel in accordance with Clause 11 of the Initial Charter (or the pertinent provisions of the Acceptable Replacement Charter or Substitute Charter).

          (d) The Manager shall review any and all assignments and subcharters of the Vessel to determine if they meet the requirements of the Initial Charter (or Acceptable Replacement Charter or Substitute Charter).

          (e) The Manager shall review any and all approvals or consents requested by the Initial Charterer (or Subsequent Charterer) pursuant to the terms of the Initial Charter (or Acceptable Replacement Charter or Substitute Charter) and advise the Owner or the Owner's assignee with respect to same.

          (f) The Manager shall provide the services of such officers and other staff of suitable skills and experience from among the members of the staff of the Manager as may be necessary in order properly to perform the services referred to herein.

          (g) The Manager shall provide office equipment and the use of accounting or computing equipment when required and the necessary executive, clerical and secretarial personnel for the performance of the services herein set out.

          (h) The Manager shall keep all such books and records of things done and transactions performed on behalf of the Owner as the Owner or the Trustee may require.

          (i) The Manager shall prepare and deliver to the Owner and the Trustee on each __________ of each year commencing ________________, 1996, an annual report describing the current conditions in the tanker market (e.g., supply of
                                                               ----
vessels and new buildings, current charterhire rates for the long-term bareboat market and for the spot market).

          Section 3.03  Manager to Act as Attorney-in-Fact of Owner.  The Owner
                        -------------------------------------------
hereby constitutes the Manager, and its successors and assigns, its true and lawful attorney, irrevocably, with full power in its own name, in the name of its agents or nominees or in the name of the Owner or otherwise, to execute any and all documents, instruments, agreements and applications for and on behalf of the Owner relating to or in connection with (i) the registration of the Vessel under the laws of the Registration Jurisdiction, (ii) the monitoring and enforcement of the terms and conditions of the Initial Charter (or Acceptable Replacement Charter or Substitute Charter) and (iii) the performance by the Owner of its obligations under the Initial Charter (or Acceptable Replacement Charter or Substitute Charter) as the Manager may deem to be necessary or advisable.

          Section 3.04  Manager to Act as Owner's Remarketing Agent.  The Owner
                        -------------------------------------------
hereby appoints and the Manager accepts appointment as the Owner's exclusive marketing agent with respect to the sale and/or charter of the Vessel on the terms and conditions set forth in this Agreement.

          Section 3.05  Manager's Remarketing Obligations.  (a)  The Manager
                        ---------------------------------
shall commence marketing of the Vessel upon receipt of written notice (the "Commencement Notice") from the Owner (which notice shall also be provided to the Technical Adviser) stating that the Initial Charterer has given the Owner notice of the Initial Charter's election to terminate the Initial Charter.

          (b) The Manager shall promptly consult with the Nominated Brokers, solicit bids for and advise the Owner and the Trustee, as assignee of the Owner, as to the availability of an Acceptable Replacement Charter.

          (c) In the event that the Manager notifies the Trustee, as assignee of the Owner, and the Owner that an Acceptable Replacement Charter is commercially unavailable, then the Manager shall be directed by notice in writing from the Owner or the Trustee, as assignee of the Owner, to solicit bids for the sale of the Vessel, either directly or through the Nominated Brokers or such other brokers as may be appointed with the consent of the Owner and the Trustee.

          (d) The Manager shall forward to the Trustee the highest cash bid for the sale of such Vessel received after the receipt of the Commencement Notice to the date which is one week prior to the next succeeding principal payment date (the "Remarketing Period") that will result when added to the Termination Payment made by the Initial Charterer in the realization of net proceeds of sale of such Vessel in an amount of US Dollars that shall be not less than the then outstanding principal balance of the Term Loan, together with accrued interest thereon; provided, however, if there are no such bids, the Manager shall forward to the Trustee all other cash bids received during the Remarketing Period by the Manager for the sale of the Vessel. The Trustee shall instruct the Manager whether or not to accept any such bid.

          (e) In the event that there are no bids for the sale of the Vessel or the Trustee instructs the Manager not to accept any bid for the sale of the Vessel, then the Manager shall consult with the Owner, the Trustee and the Nominated Brokers, or such other brokers as may be appointed with the consent of the Owner and the Trustee, and shall attempt to recharter the Vessel upon such terms as it shall, in its sole discretion, deem appropriate so long as (i) such charter is an arms' length agreement, (ii) the charterhire payable thereunder during the term thereof is an amount sufficient to (A) make the mandatory sinking fund payments, together with all interest payable thereon, due on the Term Mortgage Notes, (B) pay Recurring Fees and Taxes for such Vessel, (C) to pay the Management Fees and Technical Advisor's Fees for such Vessel and (D) to pay the amount of fees and expenses of the Indenture Trustee and Collateral

Trustee allocable to such Vessel and (iii) such charter terminates no later than _____________, 2015.

          (f) If the Manager is unable to obtain any bids for the recharter of the Vessel, it shall promptly advise the Owner and the Trustee and recommend what alternatives are available for the employment or disposition of the Vessel.

          Section 3.06  Manager's Activities on Behalf of Owner.  In connection
                        ---------------------------------------
with the performance of its services hereunder on behalf of the Owner, the Manager shall not perform such services from an office or fixed place of business in the United States within the meaning of sections 864 or 887(b)(4) of the Code and shall use its best efforts to avoid treatment of the Owner as being engaged in a trade or business in the United States or having any such office or fixed place of business in the United States.

                                   ARTICLE IV

                         TECHNICAL ADVISER OBLIGATIONS

          Section 4.01  Appointment of Technical Adviser.  The Owner hereby
                        --------------------------------
appoints and the Technical Adviser hereby accepts its appointment as Technical Adviser with respect to the Vessel.

          Section 4.02  Responsibilities of the Technical Adviser Prior to
                        --------------------------------------------------
Termination of Initial Charter.  (a)  Upon receipt of a notice from the Manager
- ------------------------------
requesting that the Vessel be inspected, the Technical Adviser shall inspect the Vessel and furnish a copy of the report regarding such inspection to the Manager, the Owner and the Trustee.

          (b) At the time of the special survey of the Vessel, the Technical Adviser shall inspect the Vessel and furnish a copy of the report regarding such inspection to the Manager, the Owner and the Trustee.

          (c) Immediately after receipt of the Commencement Notice, the Technical Adviser shall inspect the Vessel and furnish a copy of the report regarding such inspection to the Manager, the Owner and the Trustee.

          (d) In the event the Initial Charterer redelivers the Vessel to the Owner and if the Manager notifies the Technical Adviser that the Manager deems an inspection advisable, the Technical Adviser shall inspect the Vessel to determine the condition and fitness of the Vessel and her machinery and equipment to determine what repairs or work is necessary in order to place the Vessel in the same or as good structure, state and condition in which the Vessel was in as of the Closing Date, ordinary wear and tear excepted; provided, however, in no event shall the Technical Adviser or the Manager be liable or responsible for the payment or advancement of any amounts required in connection with the repair of the Vessel.

          (e) In the event a diver's survey is conducted pursuant to the terms of the Initial Charter, the Technical Adviser shall send a representative to observe the survey and shall thereafter furnish a copy of the written report relating to such survey to the Manager, the Owner and the Trustee; provided, however, in no event shall the Technical Adviser or the Manager be liable or responsible for the payment or advancement of any amounts required in connection with the repair of the Vessel.

          (f) On or about ______________ of each year commencing ___________, 1996, the Technical Adviser shall prepare and deliver to the Manager, the Owner and the Trustee an annual report on the condition of the Vessel as of such date.

          Section 4.03  Responsibilities of the Technical Adviser After
                        -----------------------------------------------
Termination of Initial Charter.  From and after the Initial Charterer terminates
- ------------------------------
the Initial Charter, the Owner may engage the Technical Adviser to provide
technical management services for the Owner.   The Owner and the Technical
Adviser shall enter into an agreement at that time with respect to the nature of the services to be provided by the Technical Adviser and the Technical Adviser's compensation therefor.

                                   ARTICLE V

                          GENERAL PROVISIONS REGARDING
                     THE MANAGER AND THE TECHNICAL ADVISER

          Section 5.01  No Duties Except As Specified in Agreement or
                        ---------------------------------------------
Instructions.  (a)  Neither the Manager nor the Technical Adviser shall have any
- ------------
duty or obligation to manage, make any payment in respect of, register, record, sell, repair, advance any amounts in connection with the repair of, dispose of or otherwise deal with the Vessel or any part thereof, or otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which either the Manager or the Technical Adviser is a party, except as expressly provided by the terms of this Agreement. No implied duties or obligations shall be read into this Agreement against either the Manager or the Technical Adviser.

          (b) Under no circumstances shall either the Manager or the Technical Adviser be liable for (i) the Owner's obligations under the Loan Agreements, the Loans, the Security Documents, the Initial Charter or the indebtedness evidenced by the Securities or (ii) the validity or sufficiency of the Loan Agreements or any of the Security Documents. Neither the Manager nor the Technical Adviser shall assume any liability, duty or obligation to any Person, other than as expressly provided for herein.

          (c) Neither the Manager nor the Technical Adviser shall have any duty to conduct any affirmative investigation, other than as specifically set forth in this Agreement, as to the Initial Charterer's (or Acceptable Replacement Charterer's or Subsequent Charterer's) performance of its obligations under the Initial Charter or the condition of the Vessel.

          (d) No provision of this Agreement shall be construed to relieve the Manager or the Technical Adviser from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct. The duties and obligations of the Manager and the Technical Adviser shall be determined solely by the express provisions of this Agreement and neither the Manager nor the Technical Adviser shall be liable except for the performance of its respective duties and obligations as specifically set forth in this Agreement.

No implied covenants or obligations shall be read into this Agreement against the Manager or the Technical Adviser and, in the absence of bad faith on the part of the Manager and the Technical Adviser, the Manager and the Technical Adviser may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Manager or the Technical Adviser, respectively, and conforming to the requirements of this Agreement.

          (e) The Manager and the Technical Adviser may consult with counsel and any advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

          (f) The right of the Manager and the Technical Adviser to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Manager nor the Technical Adviser shall be answerable for other than its gross negligence or willful misconduct in the performance of such act, and the delivery hereunder to the Manager or the Technical Adviser, respectively, of any notice, document or report shall not give rise to an affirmative obligation on the part of the Manager or the Technical Adviser to take any action with respect thereto, except as otherwise expressly provided herein.

          Section 5.02  Resignation of Manager.  The Manager may resign its
                        ----------------------
duties at any time upon 30 days prior written notice to the Owner and the Trustee. The Manager may be removed by the Owner with or without cause upon 30 days prior written notice to the Manager and the Trustee; provided, however, if the Owner removes the Manager without cause, the Manager shall be entitled to receive the compensation described in Section 5.05(a) hereof through the date which is 90 days after the receipt of such notice. In the event of the resignation or removal of the Manager, a successor manager shall be appointed by the Owner. The Owner shall give the Trustee notice of the successor manager's acceptance of such appointment and shall cause such successor to execute any and all documents requested by the Trustee to evidence such successor's acceptance of all of the obligations of the Manager pursuant to this Agreement.

          Section 5.03  Resignation of Technical Adviser.  The Technical Adviser
                        --------------------------------
may resign its duties at any time upon 30 days prior written notice to the Owner and the Trustee. The Technical Adviser may be removed by the Owner with or without cause upon 30 days prior written notice to the Technical Adviser and the Trustee; provided, however, if the Owner removes the Technical Adviser without cause the Technical Adviser shall be entitled to receive the compensation described in Section 5.05(b) hereof through the date which is 90 days after the receipt of such notice. In the event of the resignation or removal of the Technical Adviser, a successor technical adviser shall be appointed by the Owner. The Owner shall give the Trustee notice of the successor technical adviser's acceptance of such appointment and shall cause such successor to execute any and all documents requested by the Trustee to evidence such successor's acceptance of all of the obligations of the Technical Adviser pursuant to this Agreement.

          Section 5.04  Indemnification.  (a) The Owner shall indemnify the
                        ---------------
Manager and its successors and assigns, and hold them harmless against and from, any and all liabilities, obligations, losses, damages, taxes, penalties, claims, actions, suits, costs, expenses (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may be imposed on, incurred by or asserted at any time against the Manager (whether or not indemnified against by other parties) in any way relating to or arising out of this Agreement, the Indentures or any Security Document; provided, however, that the Owner shall not be required to indemnify the Manager for Expenses arising or resulting from its own willful misconduct or gross negligence.

          (b) The Owner shall indemnify the Technical Adviser and its successors and assigns, and hold them harmless against and from, any and all Expenses which may be imposed on, incurred by or asserted at any time against the Technical Adviser (whether or not indemnified against by other parties) in any way relating to or arising our of this Agreement, the Indenture or any Security Document; provided, however, that the Owner shall not be required to indemnify the Technical Adviser for Expenses arising or resulting from its own willful misconduct or gross negligence.

          Section 5.05  Compensation.  (a) For the first three years of the term
                        ------------
of this Agreement, the Manager shall receive as compensation for its services hereunder an amount equal to $13,625 per annum, payable semi-annually in arrears on each Payment Date as provided in Section 3.03 of the Collateral Trust Agreement. In addition, the Manager shall be entitled to a fee equal to the product of (i) $3,000 and (ii) a fraction the numerator of which is one (1) and the denominator of which is the number of Vessels subject to the lien of the Collateral Trust Agreement per annum during such period, payable annually in arrears. Thereafter, the Manager's compensation for its services hereunder shall increase by four percent (4%) per annum.

          (b) For the first three years of the term of this Agreement, the Technical Adviser shall receive as compensation for its services hereunder an amount equal to $10,000 per annum, payable semi-annually in arrears on each Payment Date as provided in the Section 3.03 of the Collateral Trust Agreement. Thereafter, the Technical Adviser's compensation for its services shall increase by four percent (4%) per annum. In addition, the Technical Adviser shall be entitled to an inspection fee of $600 per inspection together with the reimbursement of its reasonable travel costs and expenses incurred in connection with each inspection performed by the Technical Adviser pursuant to the terms of this Agreement and the fees, charges and reasonable travel costs and expenses of any sub-contractor hired by the Technical Adviser in connection therewith.

          (c) Whenever any payment to the Manager or the Technical Adviser under this Agreement shall be due on a day other than a Business Day, the date of payment thereof shall be extended to the next succeeding Business Day, unless such extension would cause payment to be made in the next succeeding calendar month, in which case such date shall be advanced to the next preceding Business Day.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

          Section 6.01  Amendment.  This Agreement may be amended from time to
                        ---------
time by written agreement signed by the parties hereto upon the written consent of the Trustee.

          Section 6.02  Severability.  If any provision of this Agreement is
                        ------------
held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or Sections of this Agreement contained, shall not affect the remaining portions of this Agreement, or any part thereof.

          Section 6.03  Notices.  All demands, notices and communications
                        -------
hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Manager, at the following address: Bryggegaten 5, Aker Brygge, P.O. Box 1803 VIKA, 0123 Oslo, Norway, (b) in the case of the Technical Adviser, at the following address: _____________________________, (c) in the case of the Owner, at the following address: United House, 14-16 Nelson Street, Douglas, Isle of Man, (d) in the case of the Trustee, at the following address: ___________________________, or at other such address as shall be designated by such party in a written notice to the other parties.

          Section 6.04  Captions.  The captions or headings in this Agreement
                        --------
are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

          Section 6.05  Governing Law.  This Agreement shall be governed by and
                        -------------
interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law.

          Section 6.06  No Demise.  Nothing herein contained shall be construed
                        ---------
as creating a demise of the Vessel to the Manager or to the Technical Adviser.

          Section 6.07  No Partnership.  Nothing herein contained shall be
                        --------------
deemed or construed to create a partnership or joint venture among the parties hereto and the services of each party shall be rendered as an independent contractor and not as agent for any other party.

          Section 6.08  Counterparts.  This Agreement may be executed in any
                        ------------
number of counterparts and by different parties hereto on separate counterpart, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

          Section 6.09  Survival.  The representations, covenants and agreements
                        --------
contained in or made pursuant to this Agreement in respect of either party hereto shall survive the execution and delivery of this Agreement and shall continue in effect so long as such party's obligations hereunder remain outstanding.

          Section 6.10  Integration.  This Agreement and the Schedule and
                        -----------
Exhibits hereto constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

          Section 6.11  Reproduction of Documents.  This Agreement and all
                        -------------------------
documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          Section 6.12  General Interpretive Principles.  For purposes of this
                        -------------------------------
Agreement except as otherwise expressly provided or unless the context otherwise requires:

          (a) the defined terms in this Agreement shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

          (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

          (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Indenture;

          (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

          (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular provision; and

          (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

          IN WITNESS WHEREOF, the Manager, the Technical Adviser and the Owner have caused this Indenture to be duly executed and delivered by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                         P.D. GRAM & CO. AS, as Manager


                         By:___________________________________
                         Name:_________________________________
                         Title:________________________________

                         BARBER SHIP MANAGEMENT GROUP, as Technical Adviser


                         By:___________________________________
                         Name:_________________________________
                         Title:________________________________


                         CALPETRO TANKERS (BAHAMAS I) LIMITED, as Owner


                         By:___________________________________
                         Name:_________________________________
                         Title:________________________________

                                   SCHEDULE 1

         DEFINED TERMS USED IN THE MANAGEMENT AND REMARKETING AGREEMENT

     "Acceptable Replacement Charter" means any replacement charter which satisfies each of the following requirements: (i) the charter is a bareboat charter and requires that the charterer thereunder "gross up" charterhire payments to indemnify and hold the Holders of the Securities harmless from any withholding tax imposed on the charterhire payments or on the payments on the Securities; (ii) the charterhire payments payable during the non-cancelable term of such replacement charter, after giving effect to (1) any "gross up" of such amounts as a result of any withholding tax on such charterhire payments, (2) the receipt of the Termination Payment and (3) all fees and expenses incurred in connection with the recharter of the Vessel, provide sufficient funds for the payment in full of (A) the Allocated Principal Amount of the Term Mortgage Notes for the related Vessel and interest thereon in accordance with the revised schedule of sinking fund and principal payments, that is applicable upon termination of the related Initial Charter, (B) the amount of Recurring Fees and Taxes for such Vessel, (C) the amount of Management Fees and Technical Advisor's Fees for such Vessel, (D) the amount of fees and expenses of the Indenture Trustee, the Collateral Trustee and the Designated Representative allocable to such Vessel and (E) an amount at least equal to 30% of the estimated amounts, on a per annum basis, referred to in clauses (B), (C) and (D) above for miscellaneous or unexpected expenses; and (iii) the Rating Agencies shall have confirmed in writing to the Trustee that the terms and conditions of such proposed charter will not result in the withdrawal or reduction of the then current ratings of the Term Mortgage Notes.

     "Agreement" means this Management and Remarketing Agreement, dated as of ____________ 1, 1995, among the Owner, the Manager and the Technical Adviser.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in the city and state where the Trustee's principal offices are located, are authorized or are obligated by law, executive order or governmental decree to be closed.

     "Closing Date" means ____________ __, 1995.

     "Collateral Trust Agreement" means the collateral trust agreement, dated as of the date hereof, among the Lender, the Collateral Trustee and the Trustee.

     "Collateral Trustee" means Chemical Trust Company of California, not in its individual capacity but solely as collateral trustee under the Collateral Trust Agreement.

     "Code" means the United States Internal Revenue Code of 1986 and the corresponding provisions of any successor statute.

     "Commencement Date" means the date on which the Vessel is accepted by the Initial Charterer under the Initial Charter.

     "Commencement Notice" shall have the meaning assigned to such term in
Section 3.05(a) of this Agreement.

     "Expenses" shall have the meaning assigned to such term in Section 5.04 of this Agreement.

     "Holder" means the Person in whose name a Security is registered in the related securities register.

     "Indentures" means the Indenture, dated as of ____________ 1, 1995 between the Lender and the Trustee pursuant to which the Term Mortgage Notes will be issued and the Indenture, dated as of ____________ 1, 1995 between the Lender and the Trustee pursuant to which the Serial Mortgage Notes will be issued.

     "Initial Charter" means with respect to each Vessel, the Bareboat Charter, dated as of ____________ 1, 1995, between the Initial Charterer and the Owner.

     "Initial Charterer" means Chevron Transport Corporation.

     "Lender" means California Petroleum Transport Corporation.

     "Loan Agreements" means the Loan Agreement, dated as of ____________ 1, 1995, between the Owner and the Lender, as it may be supplemented or amended from time to time in accordance with its terms, pursuant to which the Lender makes the Serial Loans to the Owner and the Loan Agreement, dated as of ____________ 1, 1995, between the Owner and the Lender, as it may be supplemented or amended from time to time in accordance with its terms, pursuant to which the Lender makes the Term Loan to the Owner.

     "Loans" means, collectively, the Serial Loans and the Term Loan.

     "Manager" means P.D. Gram & Co. as, a company organized under the laws of the Kingdom of Norway.

     "Mortgage" shall mean the First Preferred Ship Mortgage, dated the Closing Date, from the Owner to the Lender.

     "Nominated Brokers" means McQuilling Brokerage Partners, Inc. and ACM Shipping Limited.

     "Optional Termination Date" means the [8th, 10th, 12th or 14th] [9th, 11th, 13th or 15th] [10th, 12th, 14th or 16th] [11th, 13th or 15th] anniversary of the Commencement Date.

     "Owner" means CalPetro Tankers (Bahamas I) Limited, a company organized under the laws of The Commonwealth of the Bahamas.

     "Payment Date" means each __________ and ____________, commencing ___________, 1995.

     "Person" means an individual, a partnership, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, or other entity or a government or any agency or political subdivision thereof.

     "Purchase Agreement" means the Vessel Purchase Agreement, dated as of _________________, 1995 between the Owner and the Initial Charterer wherein the Owner purchases the Vessel from the Initial Charterer.

     "Rating Agencies" means Moody's Investors Service, Inc., Standard & Poor's Rating Group and Duff & Phelps Credit Rating Co.

     "Registration Jurisdiction" means the jurisdiction in which the Vessel is or will be registered.

     "Remarketing Period" shall have the meaning assigned to such term in
Section 3.05(d) of this Agreement.

     "Securities" means, collectively, the Term Mortgage Notes and the Serial Mortgage Notes.

     "Serial Mortgage Notes" means the Serial First Preferred Term Mortgage Notes which will mature serially from _____________, 1996 to _____________, 2006 issued in the initial aggregate amount of $167,500,000 concurrently with the offering of the Term Mortgage Notes.

     "Serial Loans" means the loans from the Lender to the Owner in the amount of $__________.

     "State" means any state of the United States of America and, in addition, the District of Columbia.

     "Subsequent Charterer" shall have the meaning assigned to such term in
Section 3.02(a) of this Agreement.

     "Substitute Charter" means a replacement charter after the termination of the Initial Charter which is not an Acceptable Replacement Charter.

     "Technical Adviser" means Barber Ship Management Group, a company organized under the laws of the Kingdom of Norway.

     "Term Loan" means the loan from the Lender to the Owner in the amount of $__________.

     "Term Mortgage Notes" means __% First Preferred Mortgage Notes Due 2015 in the initial aggregate amount of $117,900,000 issued by California Petroleum under the Indenture.

     "Termination Date" means the date on which the Initial Charter is terminated by the Initial Charterer pursuant to the terms thereof.

     "Termination Payment" means the payment made by the Initial Charterer pursuant to the Initial Charter in the event the Initial Charterer elects to terminate the Initial Charter on any Optional Termination Date.

     "Trustee" means Chemical Trust Company of California, not in its individual capacity but solely as indenture trustee under the Indentures.

     "Vessel" means the m.t. ______________.